Exhibit 99.1

Hot Topic, Inc. Reports 1st Quarter Financial Results

Provides guidance for the 2nd quarter of 2011

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--May 18, 2011--Hot Topic, Inc. (Nasdaq Global Select Market: HOTT), reported results for its first quarter of fiscal 2011 (13 weeks) ended April 30, 2011.

The company reported a net loss in the first fiscal quarter of $7.7 million, or $0.17 per share, compared to a net loss of $1.8 million, or $0.04 per share, for the comparable period last year. The first quarter results include $12.4 million of expenses, or $0.17 per share, for the implementation of the previously announced charges for strategic business changes and cost reduction plan. On a non-GAAP basis, which excludes these charges, the first quarter results were $0.00 earnings per share. (Refer to GAAP to non-GAAP reconciliation below).

Total sales for the first quarter of fiscal 2011 decreased 0.8% to $161.3 million compared to $162.6 million for the first quarter last year. Total company comparable store sales increased 0.2% for the first quarter of fiscal 2011.

At the end of the first quarter of fiscal 2011, the company operated 642 Hot Topic stores and 151 Torrid stores compared to 681 Hot Topic stores and 156 Torrid stores at the end of first quarter of fiscal 2010. During the first quarter of fiscal 2011, the company opened one Torrid store and closed fifteen Hot Topic stores and three Torrid stores. The company also remodeled or relocated eleven Hot Topic stores during the quarter.

The company issued second quarter guidance (13 weeks ending July 30, 2011) of a loss per share in the range of $0.09 to $0.11, which excludes approximately $3 million of costs associated with the above charges, compared to a loss per share of $0.14 last year. This guidance is based upon approximately flat comp sales for the second quarter.

As previously announced, the company will discontinue monthly sales reporting, effective in the third quarter of fiscal 2011. The company will report quarterly sales results on the first Wednesday following the close of each fiscal quarter. The company will continue to report monthly sales results through the end of the second quarter of fiscal 2011.

A conference call to discuss first quarter results, business trends, guidance and other matters is scheduled for May 18, 2011 at 4:30 PM (ET). The live conference call number is 800-638-4817, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 89025792, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. As of April 30, 2011, the company operated 642 Hot Topic stores in all 50 states, Puerto Rico and Canada, 151 Torrid stores, and Internet stores www.hottopic.com and www.torrid.com.

This news release and the aforementioned conference call contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections, financial performance including cost reductions and changes in business operations, and related matters. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 29, 2011 and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

HOT TOPIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	First Quarter Ended
	Apr. 30, 2011	May 1, 2010

Net sales	$161,273	$162,648
Cost of goods sold, including buying, distribution and occupancy costs	110,863	108,185
Gross margin	50,410	54,463
Selling, general & administrative expenses	62,799	57,456
Loss from operations	(12,389)	(2,993)
Interest income, net	52	74
Loss before benefit for income taxes	(12,337)	(2,919)
Benefit for income taxes	(4,676)	(1,141)
Net loss	$(7,661)	$(1,778)

Loss per share:
Basic	$(0.17)	$(0.04)
Diluted	$(0.17)	$(0.04)
Shares used in computing loss per share:
Basic	44,713	44,398
Diluted	44,713	44,398

HOT TOPIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Apr. 30, 2011	May 1, 2010
Current Assets:
Cash, cash equivalents and short-term investments	$73,725	$68,880
Inventory	62,564	78,690
Prepaid expenses and other	27,655	17,758
Deferred tax assets	4,488	6,053
Total current assets	168,432	171,381

Property and equipment, net	116,100	136,058
Deposits and other	4,810	3,585
Long-term investments	3,044	8,040
Deferred tax assets	5,704	5,083

Total assets	$298,090	$324,147

Current Liabilities:
Accounts payable	$27,218	$24,369
Accrued liabilities	32,941	32,759
Income taxes payable	665	538
Total current liabilities	60,824	57,666

Deferred rent	24,116	31,002
Deferred compensation liability	4,738	3,414
Income taxes payable	1,911	2,380
Total liabilities	91,589	94,462

Total shareholders’ equity	206,501	229,685

Total liabilities and shareholders’ equity	$298,090	$324,147

OTHER DATA
(Dollars in thousands)
(Unaudited)

	First Quarter Ended
	Apr. 30, 2011	May 1, 2010
Depreciation and amortization	$9,007	$9,885
Capital expenditures	$5,437	$5,734

Total company store square footage	1,513,600	1,588,700
Hot Topic average store size	1,768	1,760
Torrid average store size	2,496	2,493

HOT TOPIC, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	First Quarter Ended
	2011			2010
	Reported	Charges	Non-GAAP	Reported	Charges	Non-GAAP
Net sales	$161,273	$-	$161,273	$162,648	$-	$162,648
Cost of goods sold, including buying, distribution and occupancy costs	110,863	5,370	105,493	108,185	-	108,185
Gross margin	50,410	5,370	55,780	54,463	-	54,463
Selling, general and administrative expenses	62,799	7,059	55,740	57,456	-	57,456
(Loss) income from operations	(12,389)	12,429	40	(2,993)	-	(2,993)
Interest income, net	52	-	52	74	-	74
(Loss) income before (benefit) provision for income taxes	(12,337)	12,429	92	(2,919)	-	(2,919)
(Benefit) provision for income taxes	(4,676)	4,711	35	(1,141)	-	(1,141)
Net (loss) income	($7,661)	$7,718	$57	($1,778)	$-	($1,778)

(Loss) earnings per share:
Basic	$(0.17)		$0.00	$(0.04)		$(0.04)
Diluted	$(0.17)		$0.00	$(0.04)		$(0.04)
Shares used in computing (loss) earnings per share:
Basic	44,713		44,713	44,398		44,398
Diluted	44,713		44,713	44,398		44,398

NON-GAAP PERFORMANCE MEASURES – Hot Topic, Inc. reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that non-GAAP performance measures, which exclude certain items that the Company does not consider part of its ongoing operating results when assessing the performance of the Company, present the operating results of the Company on a basis consistent with those used in managing the Company's business, and provide users of the Company's financial information with a more meaningful report on the condition of the Company's business. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Within this release, the Company has excluded the following items from its non-GAAP performance measures:

First quarter of fiscal 2011:
– $12.8 million of charges, comprising of $6 million in cost of goods sold and $6.8 million in selling, general and administrative expenses, related to the strategic business changes previously announced on March 28, 2011.
– $0.4 million net recovery of charges, comprising of $0.6 million recovery in cost of goods sold and $0.2 million charge in selling, general and administrative expenses, related to the implementation of the cost reduction plan previously announced on November 16, 2010.

CONTACT:
Hot Topic, Inc., City of Industry, CA
Jim McGinty, CFO, 626-839-4681 x2675